Operating Agreement

This Agreement contains the complete terms and conditions that apply to an individual's or entity's participation in the Amazon.com Associates Program (the "Program"). As used in this Agreement, "we" means Amazon.com, Inc., and "you" means the applicant. "Site" means a World Wide Web site and, depending on the context, refers either to Amazon.com's site located at the URL www.amazon.com, or to the site that you will link to our site (and which you will identify in your Program application).

1.    Enrollment in the Program
      -------------------------
     To begin the enrollment process, you will submit a complete Program application via our site. We will evaluate your application in good faith and will notify you of your acceptance or rejection. We may reject your application if we determine (in our sole discretion) that your site is unsuitable for the Program. Unsuitable sites include those that:

     - promote sexually explicit materials
     - promote violence
     - promote discrimination based on race, sex, religion, nationality, disability, sexual orientation, or age
     - promote illegal activities
     - include "amazon" or variations or misspellings thereof in their domain names
     - otherwise violate intellectual property rights

If we reject your application, you are welcome to reapply to the Program at any time. You should also note that if we accept your application and your site is thereafter determined (in our sole discretion) to be unsuitable for the Program, we may terminate this Agreement.

2.     Links on Your Site
       ------------------
       Once you have been notified that your site has been accepted into the Program, you may provide on your site one or more of the following types of links to our site:

       - Product Links: You may select one or more Products to list on your site. A "Product" is any book, recorded music or video product listed on our site under any of the "Books," "Music," or "Video" tabs, but does not include any other type of product, products located in any other part of our site or any products not fulfilled by us, such as products found through our "Shop the Web" feature. For each selected Product, you will display on your site a short description, review, or other reference. You will be responsible for the content, style, and placement of these references. You will provide a Special Link (as defined below) from each Product reference on your site to the corresponding Amazon.com online catalog entry. Each such link will connect directly to a single item in our online catalog. You may add or delete Products (and related links) from your site at any time without our approval. Books (but not other types of Products) that are individually listed and linked as described above are referred to as "Individually

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             Linked Books." You may not list products on your site that are not "Products" as defined above.

       - Search Box Link: You may provide an Amazon.com search box on your site that will permit your site visitors to link directly to a page on our site that contains the results of their search queries. We will provide you with technical specifications describing how to include an Amazon.com search box on your site.

       - General Link to Amazon.com Home Page: You may provide a general link on your site to our home page at http://www.amazon.com. We will provide you with guidelines and graphical artwork to use in linking to our home page.

      To permit accurate tracking, reporting, and referral fee accrual, we will provide you with special "tagged" link formats to be used in all links between your site and our site. You must ensure that each of the links between your site and our site properly utilizes such special link formats. Links to our site placed on your site pursuant to this Agreement and which properly utilize such special link formats are referred to as "Special Links." You will only earn referral fees with respect to activity on our site occurring directly through Special
      Links: we will not be liable to you with respect to any failure by you to use Special Links, including to the extent that such failure may result in any reduction of amounts which would otherwise be paid to you pursuant to this Agreement.

3.    Order Processing
      ----------------
      We will process Product orders placed by customers who follow Special Links from your site to our site. We reserve the right to reject orders that do not comply with any requirements that we periodically may establish. We will be responsible for all aspects of order processing and fulfillment. Among other things, we will prepare order forms, process payments, cancellations, and returns, and handle customer service. We will track sales made to customers who purchase Products using Special Links from your site to our site and will make available to you reports summarizing this sales activity. The form, content, and frequency of the reports may vary from time to time in our discretion.

4.    Referral Fees
      -------------
      We will pay you (in accordance with Sections 5 and 6 below) referral fees on certain Product sales to third parties. For a Product sale to be eligible to earn a referral fee, the customer must follow a Special Link from your site to our site, select and purchase the Product using our automated ordering system, accept delivery of the Product at the shipping destination, and remit full payment to us. We will not, however, pay referral fees on any Products that are added to a customer's Shopping Cart or are purchased via our One-ClickSM feature after the customer has reentered our site (other than through a Special
      Link), even if the customer previously followed a link from your site to our site. In addition, Products listed in our catalog or in search results as "out of print" or "hard to find" are not eligible for any referral fees. Gift certificates are not eligible to earn referral fees. The Program is intended for commercial use only, and you may not purchase products through the Program for your own use. Such purchases may result (in our sole discretion) in the withholding of referral fees or the termination of this

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      Agreement.  Products that are eligible to earn referral fees under the rules set forth above are referred to as "Qualifying Products."

5.    Referral Fee Schedule
      ---------------------
      You will earn referral fees based on Qualifying Revenues according to referral fee schedules to be established by us. "Qualifying Revenues" are revenues derived by us from our sales of Qualifying Products, excluding costs for shipping, handling, gift-wrapping, taxes, service charges, credit card processing fees, and bad debt. The current referral fee schedule is:

      - 15% of Qualifying Revenues from the sale of each Individually Linked Book that, on the date of order, is listed in our catalog at 10% to 30% off the publisher's list price and that is added to the customer's Shopping Cart directly from the first page that results from following a Special Link to the Individually Linked Book.

      - 5% of Qualifying Revenues from sales of all other Qualifying Products, including:
           [ ] Individually Linked Books that, on the date of order, are listed in our catalog at the publisher's list price (such as special order books) or at a deep discount of more than 30% off the publisher's list price; and
           [ ] Qualifying Products other than books (e.g., CDs, DVDS, VHS tapes, etc.).

      You should note that only books can qualify as "Individually Linked Books" and that the referral fee percentage for any Qualifying Products other than books is 5%, regardless of whether such item is individually listed on your site.

6.    Referral Fee Payment
      --------------------
      We will pay you referral fees on a quarterly basis. Approximately 30 days following the end of each calendar quarter, we will send you a check for the referral fees earned on our sales of Qualifying Products that were shipped during that quarter, less any taxes that we are required by law to withhold. However, if the referral fees payable to you for any calendar quarter are less than $100.00, we will hold those referral fees until the total amount due is at least $100.00 or (if earlier) until this Agreement is terminated. If a Product that generated a referral fee is returned by the customer, we will deduct the corresponding referral fee from your next quarterly payment. If there is no subsequent payment, we will send you a bill for the referral fee.

7.    Policies and Pricing
      --------------------
      Customers who buy products through this Program will be deemed to be customers of Amazon.com. Accordingly, all Amazon.com rules, policies, and operating procedures concerning customer orders, customer service, and product sales will apply to those customers. We may change our policies and operating procedures at any time. For example, we will determine the prices to be charged for products sold under this Program in accordance with our own pricing policies. Product prices and availability may vary from time to time. Because price changes may affect Products that you already

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      have listed on your site, you may not include price information in your
      Product descriptions. We will use commercially reasonable efforts to present accurate information, but we cannot guarantee the availability or price of any particular product.

8.    Identifying Yourself as an Associate
      ------------------------------------
      We will make available to you a small graphic image that identifies your site as a Program participant. You must display this logo or the phrase "In association with Amazon.com" somewhere on your site. We may modify the text or graphic image of this notice from time to time. In addition, we encourage (but do not require) you to include a Special Link on your site to the Amazon.com home page at http://www.amazon.com. You may not make any press release with respect to this Agreement or your participation in the Program without our prior written consent, which may be given or withheld in our sole discretion. Please review our Rules Regarding Associate Communications and Promotion.

9.    Limited License
      ---------------
      We grant you a nonexclusive, revocable right to use the graphic image and text described in Section 8 and such other images for which we grant express permission, solely for the purpose of identifying your site as a Program participant and to assist in generating Product sales. You may not modify the graphic image or text, or any other of our images, in any way. We reserve all of our rights in the graphic image and text, any other images, our trade names and trademarks, and all other intellectual property rights. You agree to follow our Trademark Guidelines, as those guidelines may change from time to time. We may revoke your license at any time by giving you written notice.

10.   Responsibility for Your Site
      ----------------------------
      You will be solely responsible for the development, operation, and maintenance of your site and for all materials that appear on your site. For example, you will be solely responsible for:

      -    the technical operation of your site and all related equipment
      - creating and posting Product descriptions on your site and linking those descriptions to our catalog
      - the accuracy and appropriateness of materials posted on your site (including, among other things, all Product-related materials)
      - ensuring that materials posted on your site do not violate or infringe upon the rights of any third party (including, for example, copyrights, trademarks, privacy, or other personal or proprietary rights)
      - ensuring that materials posted on your site are not libelous or otherwise illegal

      We disclaim all liability for these matters. Further, you will indemnify and hold us harmless from all claims, damages, and expenses (including, without limitation, attorneys' fees) relating to the development, operation, maintenance, and contents of your site.

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11.   Term of the Agreement
      ---------------------
      The term of this Agreement will begin upon our acceptance of your Program application and will end when terminated by either party. Either you or we may terminate this Agreement at any time, with or without cause, by giving the other party written notice of termination. Upon the termination of this Agreement for any reason, you will immediately cease use of, and remove from your site, all links to our site, and all Amazon.com trademarks, trade dress and logos, and all other materials provided by or on behalf of us to you pursuant hereto or in connection with the Program. You are only eligible to earn referral fees on our sales of Qualifying Products occurring during the term, and referral fees earned through the date of termination will remain payable only if the related orders are not canceled or returned. We may withhold your final payment for a reasonable time to ensure that the correct amount is paid.

12.   Modification
      ------------
      We may modify any of the terms and conditions contained in this Agreement, at any time and in our sole discretion, by posting a change notice or a new agreement on our site. Modifications may include, for example, changes in the scope of available referral fees, referral fee schedules, payment procedures, and Program rules. IF ANY MODIFICATION IS UNACCEPTABLE TO YOU, YOUR ONLY RECOURSE IS TO TERMINATE THIS AGREEMENT. YOUR CONTINUED PARTICIPATION IN THE PROGRAM FOLLOWING OUR POSTING OF A CHANGE NOTICE OR NEW AGREEMENT ON OUR SITE WILL CONSTITUTE BINDING ACCEPTANCE OF THE CHANGE.

13.   Relationship of Parties
      -----------------------
      You and we are independent contractors, and nothing in this Agreement will create any partnership, joint venture, agency, franchise, sales representative, or employment relationship between the parties. You will have no authority to make or accept any offers or representations on our behalf. You will not make any statement, whether on your site or otherwise, that reasonably would contradict anything in this Section.

14.   Limitation of Liability
      -----------------------
      We will not be liable for indirect, special, or consequential damages (or any loss of revenue, profits, or data) arising in connection with this Agreement or the Program, even if we have been advised of the possibility of such damages. Further, our aggregate liability arising with respect to this Agreement and the Program will not exceed the total referral fees paid or payable to you under this Agreement.

15.   Disclaimers
      -----------
      We make no express or implied warranties or representations with respect to the Program or any products sold through the Program (including, without limitation, warranties of fitness, merchantability, noninfringement, or any implied warranties arising out of a course of performance, dealing, or trade usage). In addition, we make no representation that the operation of our site will be uninterrupted or error-free, and we will not be liable for the consequences of any interruptions or errors.

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16.   Independent Investigation
      -------------------------
      YOU ACKNOWLEDGE THAT YOU HAVE READ THIS AGREEMENT AND AGREE TO ALL ITS TERMS AND CONDITIONS. YOU UNDERSTAND THAT WE MAY AT ANY TIME (DIRECTLY OR INDIRECTLY) SOLICIT CUSTOMER REFERRALS ON TERMS THAT MAY DIFFER FROM THOSE CONTAINED IN THIS AGREEMENT OR OPERATE WEB SITES THAT ARE SIMILAR TO OR COMPETE WITH YOUR WEB SITE. YOU HAVE INDEPENDENTLY EVALUATED THE DESIRABILITY OF PARTICIPATING IN THE PROGRAM AND ARE NOT RELYING ON ANY REPRESENTATION, GUARANTEE, OR STATEMENT OTHER THAN AS SET FORTH IN THIS AGREEMENT.

17.   Miscellaneous
      -------------
      This Agreement will be governed by the laws of the United States and the state of Washington, without reference to rules governing choice of laws. Any action relating to this Agreement must be brought in the federal or state courts located in Seattle, Washington, and you irrevocably consent to the jurisdiction of such courts. You may not assign this Agreement, by operation of law or otherwise, without our prior written consent. Subject to that restriction, this Agreement will be binding on, inure to the benefit of, and enforceable against the parties and their respective successors and assigns. Our failure to enforce your strict performance of any provision of this Agreement will not constitute a waiver of our right to subsequently enforce such provision or any other provision of this Agreement.

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